UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2014

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02       DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

2013 Total Bonus Payment, 2014 Base Salaries and 2014 Cash Incentive Bonus Targets

On February 4, 2014, the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of Anacor Pharmaceuticals, Inc. (the “Company”), approved the cash incentive bonuses payable under the Company’s 2013 cash incentive bonus plan, 2014 base salaries (effective retroactively to January 1, 2014), and target bonuses under the Company’s 2014 cash incentive bonus plan, as set forth in the table below, for the Company’s named executive officers (as defined in Item 402(a)(3) of Regulation S-K promulgated by the Securities and Exchange Commission), other than the chief executive officer and chief financial officer.

On February 7, 2014, the Board, upon recommendation by the Compensation Committee, approved the cash incentive bonus payable under the Company’s 2013 cash incentive bonus plan, 2014 base salaries (effective retroactively to January 1, 2014) and target bonuses under the Company’s 2014 cash incentive bonus plan, as set forth in the table below, for the Company’s chief executive officer and chief financial officer.

The Compensation Committee and the Board annually evaluate the performance, and determine the compensation of the Company’s executive officers based on the their assessment of the individual’s performance, corporate performance and relative compensation for competitive positions in similar life sciences companies.  The Company’s 2014 compensation program includes the 2014 cash incentive bonus plan with pre-defined target payouts as a percentage of base salary based on achievement of corporate and individual objectives.

Named Executive Officer	2013 Total Bonus Payment (1)	2014 Base Salary	2014 Target Bonus (2)
David P. Perry, President and Chief Executive Officer	$340,580	$560,000	60%

Geoffrey M. Parker, Senior Vice President, Chief Financial Officer	$144,914	$370,000	35%

Kirk R. Maples, Ph.D., Senior Vice President, Program Management	$142,715	$335,000	35%

Jacob J. Plattner, Ph.D., Senior Vice President, Research	$141,726	$340,000	35%

Lee T. Zane, M.D., Senior Vice President and Chief Medical Officer	$142,636	$365,000	35%

(1)         For the named executive officers other than the chief executive officer, the 2013 Total Bonus Payment is based on achievement of 2013 corporate and individual objectives, and for the chief executive officer, is based entirely on achievement of the 2013 corporate objectives.  The Board, upon recommendation by the Compensation Committee, approved and determined the corporate component of such bonuses based on 90% achievement of approved 2013 corporate objectives and an additional 45% for exceptional corporate performance in 2013, for a total payout of 135% for the corporate component of such bonuses.  For each such named executive officer other than the chief executive officer, the level of achievement of individual objectives was determined quarterly, and the applicable individual component of the bonus was paid quarterly.

(2)         The 2014 Target Bonus represents a percentage of 2014 Base Salary.

Form of Restricted Stock Unit Agreement

On February 7, 2014, the Board approved the forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under the Company’s 2010 Equity Incentive Plan.  Any grant of Restricted Stock Units will be subject to any vesting and other terms and conditions approved by the Board. The forms of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement attached hereto as Exhibit 10.32 are incorporated herein by reference.

ITEM 9.01           FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

Exhibit	Description
10.32	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2014	ANACOR PHARMACEUTICALS, INC.

	By:	/s/ Geoffrey M. Parker
Geoffrey M. Parker
Senior Vice President, Chief Financial Officer

INDEX TO EXHIBITS

Exhibit	Description
10.32	Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement